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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2000, except for paragraph 2 of Note 4, as to which the date is February 29, 2000 in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-31534) and related Prospectus of TriNet Group, Inc. for the registration of 3,900,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Walnut Creek, California

October 26, 2000